EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-275436, 333-231887, 333-189340, 333-197875, 333-206228, 333-213001, 333-219670, 333-226613, 333-231890, 333-184396, 333-189339, 333-197874, 333-206227, 333-213002, 333-219669, 333-226612, 333-165230, 333-165231, 333-165228, 333-165229, and 333-165227) on Form S-8 and (Nos. 333-275435, 333-179430, 333-199885, 333-221294, and 333-249896) on Form S-3 of our report dated February 26, 2026, with respect to the consolidated financial statements of Ironwood Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts

February 26, 2026